Exhibit 99.1

CONTACT:	William George
	Chief Financial Officer	777 Post Oak Blvd, Suite 500
	713-830-9600	Houston, Texas 77056
713-830-9600
Fax 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

—   Annual and Fourth Quarter Increases in Revenues and Net Income   —

Houston, TX — February 28, 2007 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income from continuing operations of $7,499,000 or $0.18 per diluted share and net income of $7,514,000 or $0.18 per diluted share, for the quarter ended December 31, 2006.  During the fourth quarter of 2005, the Company reported a net loss from continuing operations of $27,128,000 or $0.68 per diluted share and a net loss of $17,564,000 or $0.44 per diluted share.  Excluding a noncash goodwill impairment, net income from continuing operations was $6,827,000, or $0.17 per diluted share in the fourth quarter of 2005.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Comfort Systems USA demonstrated continued revenue and earnings strength in our fourth quarter as we posted an increase in both revenues and net income as compared to the fourth quarter of 2005.  Cash flow in the fourth quarter was nearly $23 million.  Overall, we are very satisfied with our progress in 2006, and feel optimistic as we enter 2007.”

The Company reported revenues from continuing operations of $268,074,000 in the current quarter, an increase of 14.7% as compared to $233,650,000 in 2005.  The Company also reported free cash flow of $22,519,000 in the current quarter as compared to free cash flow of $21,952,000 in 2005.  Backlog as of December 31, 2006 was $653,753,000, compared to $678,857,000, as of September 30, 2006 on a same store basis.  Backlog as of December 31, 2005 was $680,599,000 on a same store basis.

Mr. Murdy continued, “Our backlog remains extremely robust.  As expected, the proportion of our backlog that is attributable to multi-family work has continued to decrease.  Our large project multi-family work continues to underperform, especially when compared to our strong results in the commercial, industrial and institutional sectors.  We expect that as 2007 progresses the proportion of our work that is large project multi-family will decrease, and we believe that will permit us to perform better on the multi-family work we continue to do and will improve our overall profitability mix.”

The Company reported net income from continuing operations of $28,717,000 or $0.70 per diluted share and net income of $28,724,000 or $0.70 per diluted share for the year ended December 31, 2006.   The Company reported a net loss from continuing operations of $14,869,000 or $0.38 per diluted share and a net loss of $6,226,000 or $0.16 per diluted share in 2005.  Excluding the noncash goodwill impairment and a charge to write off certain deferred debt costs, net income from continuing operations was $19,565,000 or $0.49 per diluted share for the twelve months ended December 31, 2005.

The Company reported revenues of $1,056,525,000 from continuing operations for 2006, as compared to $892,549,000 in 2005, an increase of 18.4%.  Free cash flow for 2006 was $17,118,000, as compared to $31,954,000 in 2005.

Bill Murdy concluded, “During 2006 we made significant investments in our core business, including training our people, adding to our service sales resources, and expanding in new locations.  Based on these investments, and on our sense that commercial and industrial activities in the majority of our markets remain strong, we are optimistic that our net income and revenues in 2007 will increase as compared to 2006.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Thursday, March 1, 2007 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-210-234-0000.  A replay of the entire call will be available until 6:00 p.m. Central Time, Thursday, March 8, 2007 by calling 1-203-369-1012.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 60 locations in 53 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, the use of incorrect estimates for bidding a fixed price contract, retention of key management, the Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  Important factors that could cause actual results to differ are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

—   Financial tables follow   —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2006 and 2005

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(unaudited)
	2006	%	2005	%	2006	%	2005	%
Revenues	$268,074	100.0%	$233,650	100.0%	$1,056,525	100.0%	$892,549	100.0%
Cost of services	222,498	83.0%	191,024	81.8%	885,508	83.8%	744,407	83.4%
Gross profit	45,576	17.0%	42,626	18.2%	171,017	16.2%	148,142	16.6%

SG&A	34,324	12.8%	30,626	13.1%	126,620	12.0%	113,285	12.7%
Goodwill impairment	―	―	33,877	14.5%	―	―	33,877	3.8%
(Gain) loss on sale of assets	29	―	71	―	(125)	―	(85)	―

Income (loss) from operations	11,223	4.2%	(21,948)	(9.4%)	44,522	4.2%	1,065	0.1%

Interest income (expense), net	507	0.2%	183	0.1%	1,969	0.2%	(323)	―
Write off of debt costs	―	―	―	―	―	―	(870)	(0.1%)
Other income	68	―	71	―	100	―	107	―
Income (loss) before income taxes	11,798	4.4%	(21,694)	(9.3%)	46,591	4.4%	(21)	―
Income tax expense	4,299		5,434		17,874		14,848
Income (loss) from continuing operations	7,499	2.8%	(27,128)	(11.6%)	28,717	2.7%	(14,869)	(1.7%)

Discontinued operations:
Operating income (loss), net of income tax benefit of $28, $162, $160 and $818	14		(289)		(203)		(1,309)
Estimated gain on disposition, including income tax benefit (expense) of $(141), $(7,038), $68 and $(7,103)	1		9,853		210		9,952

Net income (loss)	$7,514		$(17,564)		$28,724		$(6,226)

Income (loss) per share:
Basic-
Income (loss) from continuing operations	$0.19		$(0.68)		$0.71		$(0.38)
Discontinued operations
Income (loss) from operations	―		(0.01)		(0.01)		(0.03)
Estimated gain on disposition	―		0.25		0.01		0.25
Net income (loss)	$0.19		$(0.44)		$0.71		$(0.16)

Diluted -
Income (loss) from continuing operations	$0.18		$(0.68)		$0.70		$(0.38)
Discontinued operations
Income (loss) from operations	―		(0.01)		(0.01)		(0.03)
Estimated gain on disposition	―		0.25		0.01		0.25
Net income (loss)	$0.18		$(0.44)		$0.70		$(0.16)

Shares used in computing income (loss) per share:
Basic	40,455		39,648		40,247		39,298
Diluted	41,287		39,648		41,146		39,298

Note 1:  The diluted income per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information (unaudited):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2006	%	2005	%	2006	%	2005	%
Income (loss) from continuing operations (after tax)	$7,499		$(27,128)		$28,717		$(14,869)
Goodwill impairment (after tax)	―		33,955		―		33,955
Write off of debt costs (after tax)	―		―		―		479
Income from continuing operations (after tax), excluding goodwill impairment and the write off of debt costs	$7,499	2.8%	$6,827	2.9%	$28,717	2.7%	$19,565	2.2%

Diluted earnings per share — Income from continuing operations (after tax), excluding goodwill impairment and the write off of debt costs	$0.18		$0.17		$0.70		$0.49

Note 1:  Operating results from continuing operations, excluding goodwill impairment and the write off of debt costs, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive about the Company from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (unaudited):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2006	%	2005	%	2006	%	2005	%
Net income (loss)	$7,514		$(17,564)		$28,724		$(6,226)
Discontinued operations	(15)		(9,564)		(7)		(8,643)
Income taxes	4,299		5,434		17,874		14,848
Write off of debt costs	―		―		―		870
Other income	(68)		(71)		(100)		(107)
Interest (income) expense, net	(507)		(183)		(1,969)		323
Goodwill impairment	―		33,877		―		33,877
(Gain) loss on sale of assets	29		71		(125)		(85)
Depreciation and amortization	1,360		1,226		5,210		4,415
Adjusted EBITDA	$12,612	4.7%	$13,226	5.7%	$49,607	4.7%	$39,272	4.4%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding discontinued operations, income taxes, write off of debt costs, other income, interest (income) expense, net, goodwill impairment, gain (loss) on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2006	2005

Cash and cash equivalents	$90,286	$55,593
Accounts receivable, net	234,763	195,025
Receivable from sale of operations	142	23,800
Costs and estimated earnings in excess of billings	23,680	22,512
Assets related to discontinued operations	221	3,996
Other current assets	27,293	25,149
Total current assets	376,385	326,075

Property and equipment, net	15,504	12,705
Goodwill	62,954	62,954
Other noncurrent assets	6,031	6,949

Total assets	$460,874	$408,683

Current maturities of long-term debt	$ ―	$ ―
Accounts payable	81,180	71,922
Billings in excess of costs and estimated earnings	65,949	53,279
Liabilities related to discontinued operations	450	1,309
Other current liabilities	70,581	68,650
Total current liabilities	218,160	195,160

Long-term debt	―	―

Total liabilities	218,160	195,160

Total equity	242,714	213,523

Total liabilities and equity	$460,874	$408,683

Selected Cash Flow Data (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(unaudited)
	2006	2005	2006	2005
Cash flow from operating activities	$24,100	$22,955	$17,734	$37,446
Cash flow from investing activities	$(1,509)	$(1,003)	$17,721	$(6,769)
Cash flow from financing activities	$(1,223)	$(68)	$(762)	$(7,660)

Cash flow from operating activities	$24,100	$22,955	$17,734	$37,446
Purchases of property and equipment	(1,630)	(1,135)	(8,113)	(6,188)
Proceeds from sales of property and equipment	49	132	477	696
Taxes paid related to the sale of business	―	―	7,020	―
Free cash flow	$22,519	$21,952	$17,118	$31,954

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to sale of businesses, less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.